UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2005

KEY HOSPITALITY ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6770	20-2742464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Becker Farm Road
Roseland, New Jersey 07068
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 992-3707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On October 28, 2005, the initial public offering ("IPO") of 6,000,000 Units ("Units") of Key Hospitality Acquisition Corporation (the "Company") was consummated. Each Unit consists of one share of Common Stock, $.001 par value per share ("Common Stock"), and one warrant ("Warrants") to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $48,000,000. Audited financial statements as of October 28, 2005 reflecting receipt of the proceeds upon consummation of the IPO have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

1.1	Underwriting Agreement between the Company and Maxim Group LLC, as representative of the Underwriters

99.1	Audited Financial Statements

99.2	Press Release dated October 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY HOSPITALITY ACQUISITION CORPORATION

Date: October 28, 2005	By:	/s/ Jeffrey S. Davidson

Jeffrey S. Davidson Co-Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement between the Company and Maxim Group LLC, as representative of the Underwriters

99.1	Audited Financial Statements

99.2	Press Release dated October 28, 2005